UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — December 8, 2006
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01. Other Events.
SIGNATURES
Item 8.01. Other Events.
     As previously disclosed by Pacific Energy Partners, L.P. (Pacific), one of its subsidiaries, Pacific Pipeline System, LLC, experienced a pipeline rupture, caused by a landslide, a natural occurrence, in the Pyramid Lake area of Los Angeles County, which allowed a release of crude oil in 2005. Plains All American Pipeline, L.P. (PAA) now owns Pacific Pipeline System, LLC as a result of the recent merger of Pacific with and into PAA. PAA has been informed that the U.S. Environmental Protection Agency may be intending to initiate proceedings to assess civil penalties against Pacific Pipeline System, LLC. PAA is filing this Current Report on Form 8-K because applicable securities regulations require disclosure of any governmental proceeding involving environmental laws unless there is a reasonable belief that resulting penalties would be less than $100,000. PAA understands that the maximum permissible penalty that the EPA could assess under relevant statutes would be approximately $3.7 million. PAA believes that several mitigating circumstances and factors exist that could substantially reduce the penalty, and intends to pursue discussions with the EPA regarding such mitigating circumstances and factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
Date: December 8, 2006	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Phil Kramer
		Name:	Phil Kramer
		Title:	Executive Vice President and Chief Financial Officer

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